AGREEMENT FOR ACQUISITION OF ALL SHARES OF
                     NORD-INTERI R AS, NORWAY

This agreement (the "Agreement") is made as of the 4th day of April, 1997 between

Northstar Industries, Inc.,
c/o Northstar I.P.P. SA,
Rua da Estacao, Apart 15,
Sabugo,
2715 Pero Pinheiro,
Portugal
(hereinafter referred to as "Northstar")

and

Stian F. Varre,
Trulsebakken 13,
N-1350 Lommedalen,
Norway
(hereinafter referred to as "Varre")

WHEREAS
C) Northstar is desirous of acquiring from Varre all of the issued and outstanding shares of Nord-Interi r AS, Norway, Northstar's Norwegian distributor,

NOW THEREFORE IN CONSIDERATION of the promises and the mutual covenants herein the parties hereto agree as follows:

1.   Subject of Agreement
     Northstar shall buy, and Varre shall sell, all of the issued and outstanding shares of Nord-Interi r AS.

2.   Payment
     Payment will be made to Varre by a combination of shares of common stock of Northstar, restricted according to Rule 144, as specified below:
      i) Northstar shall issue 585,000 shares of common stock of the Company, restricted according to Rule 144, at par value of USD
          0.001 per share, in the name of Stian Varre. The shares are restricted from sale for 12 months from the date of issue.
     ii)  A cash payment of USD 140,000.00.
     iii) The parties have agreed that payment as in ii) and iii) above will be completed on or before April 1, 1998.

3.   Release from Existing Financial Guarantees
     Varre has made guarantees to financial institutions, for the purpose of securing operating credits for Nord-Interi r AS. Northstar guarantees to release Varre from any such guarantees (currently NOK 300,000).

4. Conditions Precedent for Transfer of Shares of Nord-Interi r AS All shares of Nord-Interi r AS shall be transferred from Varre to Northstar upon fulfilment of Sections 2 and 3 above.

5.   Obligation for Continued Employment
     Varre hereby, as part of the Agreement, commits to continue to work for Nord-Interi r AS in the capacity as Managing Director for a minimum period of 36 months, calculated from the date of the Agreement. If Varre should decide to leave Nord-Interi r AS before such time, the parties have agreed that Varre shall pay a penalty of USD 3,500.00 per month, or part thereof, for any remaining period. Such payment shall be made to Northstar.

6.   Severance Payment
     If Northstar or the Board of Directors of Nord-Interi r AS cause the employment agreement with Varre in accordance with Section 5 above to be terminated, Northstar shall pay Varre's full agreed salary and benefits at the time of such termination, throughout the agreed period of 36 months, ending on April 4, 2000.

7.   Remuneration
     As part of this Agreement, Varre has accepted to continue to work for Nord-Interi r AS on his current terms of employment. Varre's future remuneration will be determined by the Board of Directors of
Nord-Interi r AS.

8.   Cancellation
     If Northstar does not fulfill the obligations according to Sections 1 through 3 above, then Varre can choose to declare this Agreement null and void.

9.   Severability of Provisions
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

10.  No Partnership
     Nothing herein shall be deemed to create a partnership between the parties, and neither party shall have the authority to act on behalf of the other party in any way.

11.  Remedies and Waivers
     No failure or delay in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder.

12.  Binding agreement
     This Agreement shall be binding upon, and shall enure to the benefit of the legal successors of the parties hereto, or any assignees approved. This Agreement and any rights granted shall not be assigned by either party except with the approval of the other.

13.  Choice of Law
     This Agreement shall be governed by, construed and interpreted according to the laws of Norway.

14.  Jurisdiction
     Any controversy, claim, action or proceeding relating in any way to this Agreement may be brought and enforced in the courts Norway, and the parties hereto irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

15.  Arbitration
     Any controversy or claim arising out of or relating to this Agreement, any defined legal relationship associated therewith or derived therefrom, may be settled by arbitration.

16.  Full Understanding
     The making, execution and delivery of this Agreement have been induced by no representations, statements, warrants or agreement other than those expressed in this Agreement. This Agreement embodies the entire agreement of the parties, and supersedes any previous agreements between the parties and/or any of its affiliates, subsidiaries, holding companies or other, and there are no further or other agreements or understandings, written or oral, in effect between the parties, relating to the subject matter of this Agreement.

17.  Form of Notices
     Any notices, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivery of the same, by hand, mail, telex, facsimile or similar form of communication, to the following addresses and recipients:

To Northstar:                            Northstar Industries, Inc.
        c/o Northstar I.P.P. SA,
        Rua da Estacao, Apart 15,
        Sabugo,
        2715 Pero Pinheiro,
        Portugal
        Att.:                            Bjarne H. Varre
        Fax.:                            +351-1-9623495
To Varre:   Stian F. Varre,
        Trulsebakken 13,
        N-1350 Lommedalen,
        Norway
        Att.:                            Stian F. Varre
        Fax.:                            +47-67545663

18.  Delivery of Notices
     Any notice, direction or other instrument will, if delivered, be deemed to have been given or served and received on the day on which it was delivered, or if sent by telex, facsimile or other similar form of communication, the next business day.

19.  Change of Address for Notices
     Any party may at any time give to the other party a notice in writing of any change of contact person, address or facsimile numbers specified in Subsection 17 above, and upon receipt of such notice the other party shall then deem such new address or other to be the address to which notices are to be given hereunder.

20.  Signature
     This Agreement shall be signed in two (2) copies, one (1) for Northstar and one (1) for Varre, shall be legally binding upon and enure to the benefit of the parties from the date of execution.

April 4, 1997

for and on behalf of Northstar Industries, Inc.

/s/Bjarne H. Varre
Bjarne H. Varre
President


for and on behalf of Stian F. Varre

/s/Stian F. Varre
Stian F. Varre